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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the post-effective amendment of Houston Industries Incorporated (formerly named Houston Lighting & Power Company) on Form S-8 to the registration statement on Form S-4 (File No. 333-11329) of our report dated June 20, 1997, on our audits of the financial statements of the Minnegasco Division Employees' Retirement Savings Plan as of December 31, 1996 and 1995, and for the year ended December 31, 1996, which report is included in the Minnegasco Division Employees' Retirement Savings Plan Annual Report on Form 11-K.


                                         COOPERS & LYBRAND L.L.P.

Houston, Texas
August 6, 1997